                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                June 30, 1998



Exhibit 12  Computation of Ratios of Earnings to Fixed Charges
            (In millions, except ratio data)
            --------------------------------

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
                                                   Six Months Ended
                                                       June 30,
                                                  -------------------
                                                   1998         1997
                                                  ------       ------
Earnings:

  Income from continuing operations
   before income taxes and cumulative
   effect of change in accounting
   principle                                      $127.4       $107.3
  Minority interests                                 1.8          5.3
  Undistributed earnings of
   affiliates                                       (4.8)        (3.4)
  Interest expense and amortization
   of debt discount, fees and expenses              57.5         62.8
  Amortization of capitalized interest               3.0          3.7
  Interest included in rental expense                7.2          9.7
                                                  ------       ------
Total earnings                                    $192.1       $185.4
                                                  ======       ======


Fixed charges:

  Interest expense and amortization
   of debt discount, fees and expenses            $ 57.5       $ 62.8
  Interest capitalized as part of
   fixed assets                                      3.0          3.0
  Interest included in rental expense                7.2          9.7
                                                  ------       ------
Total fixed charges                               $ 67.7       $ 75.5
                                                  ======       ======


Ratio of earnings to fixed charges                  2.8x         2.5x
                                                  ======       ======
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